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                                                                  EXHIBIT 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Allied Products Corporation registration statement on Form S-8 of our report, dated February 2, 1996, on our audits of the consolidated financial statements and financial statement schedule of Allied Products Corporation and consolidated subsidiaries as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995, which report is included in the 1995 Annual Report of Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.


Chicago, Illinois
March 22, 1996